Exhibit 99

Phosphate Resource Partners                                                                        100 South Saunders Road
Limited Partnership                                                                                         Lake Forest, Illinois 60045-2561
                                                                                                                                                          847.739.1200

FOR IMMEDIATE RELEASE                                                                                             News
                               Release

Investor and Media Contact:
David A. Prichard
847.739.1810
daprichard@imcglobal.com

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP
 REPORTS IMPROVED 2004 FIRST QUARTER RESULTS

LAKE FOREST, IL, May 4, 2004 - Phosphate Resource Partners Limited Partnership (NYSE: PLP) today reported a loss of $14.6 million, or $0.14 per unit, for the first quarter ended March 31, 2004, compared to a loss of $34.1 million, or $0.33 per unit, which included the cumulative effect of a change in accounting principle of $13.6 million, or $0.13 per unit, in the year-ago quarter.

The 2004 first quarter results included the unfavorable impact of an expense of $10.0 million, net of reserves, or $0.10 per unit, for the proposed settlement of class-action lawsuits in Pensacola, Florida.   This represents PLP's portion of a larger proposed settlement of lawsuits that seek damages purportedly arising from releases to groundwater occurring at a Superfund site in Pensacola.

PLP's equity in the earnings of IMC Phosphates Company (IMC Phosphates) for the first quarter of 2004 was $4.3 million versus a share in the losses of $10.4 million a year earlier.

The improved 2004 first quarter equity in earnings of IMC Phosphates was impacted by significantly increased diammonium phosphate (DAP) prices, partially offset by higher raw material costs, principally ammonia, and phosphate operating costs.

PLP also announced today that it will not make a cash distribution for the quarter ended March 31, 2004.  As referred to in the PLP Form 10-Ks for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, PLP anticipates that for the foreseeable future any available cash will be used to reduce outstanding debt with IMC Global Inc. (NYSE: IGL), the indirect 51.6 percent owner of PLP and parent of PRP-GP LLC, the administrative managing general partner of PLP.  As a result, no PLP cash distributions are planned in the foreseeable future.  IMC Phosphates is a joint venture partnership between PLP, which has a 41.5 percent ownership, and IMC Global.

The average price realization for DAP of $188 per short ton in the first quarter of 2004 increased $45, or 31 percent, versus the prior year's level of $143 per short ton and $29 per short ton, or 18 percent, compared to the fourth quarter of 2003.

Total concentrated phosphate shipments of approximately 1.4 million short tons decreased 16 percent versus the prior year level of approximately 1.6 million short tons.  Export revenues rose 21 percent versus 2003 primarily due to increased sales to Australia, Thailand and China.  Domestic revenues decreased 9 percent as a result of the Company's decision not to participate in lower-priced winter fill programs.

Ammonia, sulphur and natural gas costs increased a combined $23 million versus the prior year.  IMC Phosphates Company's Florida ammonia costs averaged an equivalent $292 per metric ton in the first quarter of 2004.  Published Tampa ammonia prices peaked at $325 per metric ton in January, and IMC Phosphates Company partially benefited from the decline to $220 per metric ton by the end of the first quarter, with current Tampa ammonia pricing in the mid-$180 per metric ton range.

Approximately 30 percent of IMC Phosphates' Louisiana concentrated phosphate output continued to be idled, an operating rate that is expected to be maintained until market conditions show sufficient and sustained improvement.

"There are some encouraging results and trends to point to in PLP's first quarter performance, in spite of the large and negative raw material cost increases which again depressed IMC Phosphates Company's margins," said Douglas A. Pertz, Chairman and Chief Executive Officer of IMC Global.

"PLP is off to a more encouraging start operationally in 2004," he said.  "The earlier optimism we expressed for improved prospects this year, given positive worldwide grain and fertilizer dynamics, is reflected in the stronger performance of IMC Phosphates Company in the quarter, especially in price increases.

"The large improvement in IMC Phosphates' results, both year-over-year and sequentially from last year's fourth quarter, reinforces our view that global phosphate fundamentals have improved," Pertz said.  "As DAP spot prices held around 8-year highs throughout much of the quarter and Tampa ammonia costs fell significantly from a late January peak, we saw IMC Phosphates profitability improve as we moved through the quarter and began the second quarter.  IMC Phosphates's average DAP realizations in the first quarter and so far in the second quarter are at levels we haven't seen in many years.  We should see meaningful improvement in second quarter year-over-year phosphate profitability."

Pertz said that higher raw material costs, primarily ammonia, continued to negatively impact IMC Phosphates margins in the quarter.  However, current Tampa ammonia prices, after falling rapidly in the first quarter, are now below year-ago levels with sulphur costs relatively flat versus the prior year.  "We remain cautiously optimistic that ammonia and sulphur raw material costs should be directionally lower in 2004," he said.

At the same time, phosphate price realizations should continue to be improved over comparable 2003 periods as global supply-and-demand, along with operating rates, recover.

Pertz emphasized that continued improvement in global grain and fertilizer market conditions is providing the impetus for better performance in 2004.  Much tighter grain markets, higher crop prices, and improved farm income, including record 2003 U.S. net cash farm income, encourage more planted acreage and increased application rates to maximize crop yields, Pertz noted.

"IMC Phosphates Company's strong worldwide position, along with the major costs reductions it has instituted in recent years and excess capacity available to meet increased demand, should enable PLP to capitalize on favorable market trends and sustain its improved performance versus 2003 throughout the balance of 2004," Pertz said.

IMC Global Proposal on Phosphate Resource Partners Limited Partnership

On March 19, 2004, IMC Global and PLP announced the signing of a definitive agreement to merge PLP into a subsidiary of IMC.  Pursuant to the merger, each publicly traded PLP unit would be converted into the right to receive 0.2 shares of IMC Global common stock.  Alpine Capital and The Anne T. and Robert M. Bass Foundation (collectively, the largest public holders of PLP units) have agreed to support such a transaction.

On April 20, 2004, IMC Global filed a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (SEC) containing a preliminary proxy statement/prospectus regarding the proposed PLP merger.  PLP will not distribute the definitive proxy statement/prospectus regarding the proposed transaction to the PLP unitholders until the SEC has completed its review of such Registration Statement and such Registration Statement has been declared effective by the SEC.

The PLP merger is subject to certain conditions, including among other things, necessary regulatory approvals, approval by the partners of PLP, and other conditions which are customary for transactions of this nature involving publicly traded companies.

IMC Global and Cargill Crop Nutrition Combination

IMC Global and Cargill, Incorporated (Cargill) announced on January 27 the signing of a definitive agreement to combine IMC Global and Cargill Crop Nutrition to create a new, publicly traded company.  The transaction is expected to be immediately accretive to IMC Global shareholders and to be more additive to earnings per share over the next several years beyond the impact of currently expected improvements in global agricultural and fertilizer fundamentals.

The new company is expected to benefit from a stronger balance sheet with increased financial flexibility, a lower cost of capital, significant synergy potential, and an enhanced platform for worldwide growth.

Under terms of the definitive agreement, IMC Global common shareholders and Cargill will own on a pro forma basis 33.5 percent and 66.5 percent, respectively, of the outstanding common shares of the new company.

In early April, Global Nutrition Solutions, Inc. filed a Registration Statement on Form S-4 with the SEC containing a preliminary proxy statement/prospectus regarding the proposed transaction between IMC Global and Cargill Crop Nutrition.  IMC will not distribute the definitive proxy statement/prospectus regarding the proposed transaction to its common stockholders until the SEC has completed its review of such Registration

Statement and such Registration Statement has been declared effective by the SEC.

The combination is subject to regulatory approval in the U.S., Brazil, Canada and several other countries; the approval of IMC Global's common shareholders; the completion of the PLP merger; and satisfaction of other customary closing conditions.  Necessary antitrust or competition processes required in several other jurisdictions, including China, have been fully satisfied.  Closing is anticipated in the summer of 2004.

PLP is engaged in the production and sale of phosphate crop nutrients andanimal feed ingredients.  For more information, visit the PLP Web site at phosplp.com.

(Note:  3 tables attached)

# # #

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding expected quarterly and annual results for 2004, expectations regarding the phosphate market recovery and potash market fundamentals, expectations regarding the proposed transactions with PLP and Cargill Crop Nutrition, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of PLP's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in PLP's forward-looking statements: increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally; recovery of the phosphate market; DAP pricing, margins and realizations; the prices of raw materials; and regulatory and shareholder approvals of pending transactions.  Additional factors that could cause PLP's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Report on Form 10-K of PLP filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

Not a Proxy Solicitation for PLP Merger Proposal

This communication is not a solicitation of a proxy from any security holder of IMC Global or PLP.  IMC Global has filed a Registration Statement on Form S-4 with the SEC containing a preliminary proxy statement/prospectus regarding the proposed transaction between IMC Global and PLP.  PLP unitholders are urged to read the definitive proxy statement/prospectus relating to the proposed transaction between IMC Global and PLP when it becomes available, because it will contain important information.  PLP unitholders will be able to obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about IMC Global and PLP, at the SEC's Internet site (http://www.sec.gov).  Copies of the definitive proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the definitive proxy statement/prospectus can also be obtained, without charge, by directing a request to IMC Global Inc., 100 South Saunders Road, Lake Forest, Illinois 60045-2561, Attention:  David A. Prichard, or by telephone at (847) 739-1200; e-mail: daprichard@imcglobal.com.  You may also obtain documents filed with the SEC by PLP free of charge by requesting them in writing from Phosphate Resource Partners Limited Partnership, 100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045-2561, or by telephone, (847) 739-1200.

IMC Global, and its respective directors, executive officers and certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with any possible merger transaction.  Information regarding such persons and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4 of IMC Global  filed with the SEC on April 20, 2004.

Not a Proxy Solicitation for IMC Global and Cargill Crop Nutrition Combination

This communication is not a solicitation of a proxy from any security holder of IMC Global or Cargill, Incorporated.  Global Nutrition Solutions, Inc. has filed a Registration Statement on Form S-4 with the SEC containing a preliminary proxy statement/prospectus regarding the proposed transaction between IMC Global and Cargill.  Stockholders are urged to read the definitive proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about Cargill and IMC Global, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the definitive proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the definitive proxy statement/prospectus can also be obtained, without charge, by directing a request to IMC Global Inc., 100 South Saunders Road, Lake Forest, Illinois 60045-2561, Attention: David A. Prichard, or by telephone at (847) 739-1200, email:  daprichard@imcglobal.com, or to Cargill, Incorporated, 15407 McGinty Road West, MS 25, Wayzata, Minnesota 55391, Attention:  Lori Johnson, or by telephone at (952) 742-6194, email:  lori_johnson@cargill.com.

The respective directors and executive officers of Cargill and IMC Global and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information regarding such persons and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement/prospectus contained in the above-referenced Registration Statement on Form S-4 of Global Nutrition Solutions, Inc. filed with the SEC on April 8, 2004.

Statement of Operations
(in millions except per unit amounts)
Phosphate Resource Partners Limited Partnership                                                                          (unaudited)

	Three months ended March 31
	2004	2003
Equity in earnings (loss) of IMC Phosphates Company	$ 4.3	$ (10.4)
Selling, general and administrative expenses	1.3	2.6
Interest expense	7.5	7.5
Other expense, net	10.1	-
Loss before cumulative effect of a change in accounting principle	(14.6)	(20.5)
Cumulative effect of a change in accounting principle	-	(13.6)
Loss	$ (14.6)	$ (34.1)
Loss per unit:
Loss before cumulative effect of a change in accounting principle	$ (0.14)	$ (0.20)
Cumulative effect of a change in accounting principle	-	(0.13)
Loss per unit	$ (0.14)	$ (0.33)
Average number of units outstanding	103.5	103.5

Condensed Balance Sheet
(in millions)
Phosphate Resource Partners Limited Partnership                                                                          (unaudited)

	March 31 2004	March 31 2003
Assets
Current assets:
Accounts receivable	$ 0.6	$ -
Due from IMC Phosphates Company	68.4	59.0
Total current assets	69.0	59.0
Investment in IMC Phosphates Company	242.9	253.2
Other assets	0.5	0.6
Total assets	$ 312.4	$ 312.8
Liabilities and Partners' Deficit
Current liabilities:
Accounts payable and accrued liabilities	$ 1.3	$ 3.2
Due to IMC Global Inc.	47.4	31.3
Current maturity of long-term debt	-	5.7
Total current liabilities	48.7	40.2
Long-term debt, less current maturity (including $436.9 and $398.8 due to IMC Global Inc. as of March 31, 2004 and 2003, respectively)	586.9	548.8
Other non-current liabilities	109.8	108.2
Partners' deficit	(433.0)	(384.4)
Total liabilities and partners' deficit	$ 312.4	$ 312.8

Statement of Distributable Cash
(in millions)
Phosphate Resource Partners Limited Partnership                                                                           (unaudited)

Quarter ended March 31, 2004
Loss	$ (14.6)
PLP's share of IMC Phosphates Company's gain	(1.4)
PLP's share of IMC Phosphates Company's first quarter cash distribution	2.5
Adjusted loss	(13.5)
Other adjustments:
Interest accrual, net of payments	(2.8)
All other	5.3
Total available distributable cash	$ (11.0)
Distributable cash per unit	$ -
Units outstanding	103.5

Phosphate Resource Partners                                                                        100 South Saunders Road
Limited Partnership                                                                                         Lake Forest, Illinois 60045-2561
                                                                                                                                                          847.739.1200

FOR IMMEDIATE RELEASE                                                                                          News
                        Release

Investor and Media Contact:
David A. Prichard
847.739.1810
daprichard@imcglobal.com

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP TO MAKE
NO CASH DISTRIBUTION FOR THE QUARTER ENDED MARCH 31, 2004

LAKE FOREST, IL, May 4, 2004 - Phosphate Resource Partners Limited Partnership (NYSE: PLP) today announced that it will not make a cash distribution for the quarter ended March 31, 2004.

As referred to in the PLP Form 10-Ks for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, PLP anticipates that for the foreseeable future any available cash will be used to reduce outstanding debt with IMC Global Inc. (NYSE: IGL), the indirect 51.6 percent owner of PLP and parent of PRP-GP LLC, the administrative managing general partner of PLP.  As a result, no PLP cash distributions are planned in the foreseeable future.

PLP is engaged in the production and sale of phosphate crop nutrients and animal feed ingredients.  For more information, visit the PLP Web site at phosplp.com.

# # #

(A Statement of Distributable Cash is attached)

Statement of Distributable Cash
(in millions)
Phosphate Resource Partners Limited Partnership                                                                          (unaudited)

Quarter ended March 31, 2004
Loss	$ (14.6)
PLP's share of IMC Phosphates Company's gain	(1.4)
PLP's share of IMC Phosphates Company's first quarter cash distribution	2.5
Adjusted loss	(13.5)
Other adjustments:
Interest accrual, net of payments	(2.8)
All other	5.3
Total available distributable cash	$ (11.0)
Distributable cash per unit	$ -
Units outstanding	103.5

Return to Phosphate Resource Partners Limited Partnership Form8-K